Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, February 24, 2021 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2020.

FOURTH QUARTER 2020 HIGHLIGHTS

•Q4 2020 consolidated net income (including non-controlling interest) of $38.9 million
•Q4 2020 consolidated Adjusted EBITDA (as defined and reconciled below) of $77.6 million
•Board of Directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2020 of $0.20 per common unit ($0.80 annualized); implies a 7.5% annualized yield based on the February 23, 2021 closing unit price of $10.72
•Repurchased 1,650,000 common units at an average unit price of $8.93 for a total cost of $14.7 million
•Q4 2020 cash operated capital expenditures of $11.8 million
•Q4 2020 average produced water gathering and disposal volumes of 810 MBbl/d
•Q4 2020 average sourced water volumes of 287 MBbl/d; 8% of total sourced water volumes in Q4 2020 sourced from recycled produced water
•Q4 2020 average crude oil gathering volumes of 89 MBbl/d
•Q4 2020 average gas gathering volumes of 141 BBtu/d

FULL YEAR 2020 HIGHLIGHTS

•Full year 2020 consolidated net income (including non-controlling interest) of $144.7 million
•Full year 2020 consolidated Adjusted EBITDA (as defined and reconciled below) of $283.8 million; up 7% from full year 2019
•Full year 2020 operated capital expenditures of $136.8 million; down 43% from full year 2019
•Full year 2020 average produced water gathering and disposal volumes of 822 MBbl/d
•Full year 2020 average sourced water volumes of 254 MBbl/d
•Full year 2020 average crude oil gathering volumes of 92 MBbl/d
•Full year 2020 average gas gathering volumes of 122 BBtu/d

“Rattler’s performance in the fourth quarter of 2020 reflects our continued progress in reducing capital spend after Diamondback’s growth trajectory dramatically slowed in the second quarter of 2020. We are also near the end of our multi-year investment cycle in non-operated equity method investments, with distributions from equity method investments nearly reaching parity with contributions in the fourth quarter. In 2021, we expect distributions from these investments to significantly exceed remaining contributions. Also, as previously announced, operated capital expenditures are expected to decrease by ~50% from 2020 levels. With our operated volumes normalizing in the fourth quarter, cash flow from our fixed fee agreements combined with declining capital investment resulted in robust free cash flow generation that was returned to unitholders via our distribution and repurchase program,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Looking forward to 2021, with Diamondback planning to keep fourth quarter 2020 oil production volumes relatively flat, Rattler's 2021 guidance reflects a continuation of the strong results seen in the second half of 2020. The stable operated business, underpinned by Diamondback's low-cost development of its top tier Permian assets, along with equity method distributions outpacing contributions, is expected to deliver increasing free cash flow to Rattler’s unitholders. Taken together with Rattler's conservative leverage profile and visibility into Diamondback's development plan, we believe Rattler presents a compelling story of financial strength and free cash flow generation with tangible returns to unitholders."

OPERATIONS AND FINANCIAL UPDATE

During the fourth quarter of 2020, the Company recorded total operating income of $48.2 million, an increase of 9% compared to the third quarter of 2020. During the fourth quarter of 2020, the Company recorded consolidated net income (including non-controlling interest) of $38.9 million, flat from the third quarter of 2020. Fourth quarter 2020 Adjusted EBITDA (as defined and reconciled below) was $77.6 million, an increase of 9% from the third quarter of 2020.

Fourth quarter operated capital expenditures totaled $11.8 million, and aggregate contributions to equity method joint ventures were $12.7 million. Rattler also received proceeds of $12.3 million in distributions from equity method investments during the quarter.

The following table summarizes the Company's throughput on its operated assets.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Crude oil gathering volumes (Bbl/d)	88,634	98,725	92,056	85,164
Natural gas gathering volumes (MMBtu/d)	141,140	104,169	121,637	85,283
Produced water gathering and disposal volumes (Bbl/d)	810,493	894,693	821,543	806,078
Sourced water gathering volumes (Bbl/d)	287,255	478,232	253,907	415,939

CASH DISTRIBUTION

On February 17, 2021, the Board of Directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2020 of $0.20 per common unit, payable on March 15, 2021 to unitholders of record at the close of business on March 8, 2021.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100 million of our outstanding common units through December 31, 2021. Pursuant to this program, during the fourth quarter of 2020, the Company repurchased 1,650,000 common units at an average unit price of $8.93 per unit for a total cost of $14.7 million. From the end of the fourth quarter of 2020 through February 12, 2021, Rattler repurchased an additional 664,610 common units for a total cost of $6.6 million. In total through February 12, 2021, Rattler repurchased 2,314,610 common units for a total cost of $21.4 million, utilizing 21% of the $100 million approved by the Board for the repurchase program.

GUIDANCE UPDATE

Below is Rattler's initial guidance for the full year 2021.

Rattler Midstream LP Guidance
2021

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal Volumes (MBbl/d)	800 - 900
Sourced Water Volumes (MBbl/d)	200 - 300
Crude Oil Gathering Volumes (MBbl/d)	75 - 85
Gas Gathering Volumes (BBtu/d)	120 - 140

Financial Metrics ($ millions except per unit metrics)
Net Income	$140 - $180
Adjusted EBITDA	$280 - $320
Operated Midstream Capex	$60 - $80
Equity Method Investment Contributions(b)	$10 - $20
Equity Method Investment Distributions(b)	$35 - $45
Depreciation, Amortization & Accretion	$50 - $70
(a)Does not include any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the fourth quarter and full year of 2020 on Thursday, February 25, 2021 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 5272909. A telephonic replay will be available from 12:00 p.m. CT on Thursday, February 25, 2021 through Thursday, March 4, 2021 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 5272909. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash	$23,927	$10,633
Accounts receivable—related party	57,447	50,270
Accounts receivable—third party, net	5,658	9,071
Sourced water inventory	10,108	14,325
Other current assets	1,127	1,428
Total current assets	98,267	85,727
Property, plant and equipment:
Land	85,826	86,072
Property, plant and equipment	1,012,777	930,768
Accumulated depreciation, amortization and accretion	(100,728)	(61,132)
Property, plant and equipment, net	997,875	955,708
Right of use assets	574	418
Equity method investments	532,927	479,558
Real estate assets, net	96,687	101,116
Intangible lease assets, net	4,262	8,070
Deferred tax asset	73,264	—
Other assets	4,732	5,796
Total assets	$1,808,588	$1,636,393

Rattler Midstream LP
Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	December 31,	December 31,
	2020	2019
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$139	$147
Accrued liabilities	42,508	76,625
Taxes payable	192	189
Short-term lease liability	574	418
Asset retirement obligations	35	—
Total current liabilities	43,448	77,379
Long-term debt	569,947	424,000
Asset retirement obligations	15,093	11,347
Deferred income taxes	—	7,827
Total liabilities	628,488	520,553
Commitment and contingencies
Unitholders’ equity:
General partner—Diamondback	899	979
Common units—public (42,356,637 units issued and outstanding as of December 31, 2020 and 43,700,000 units issued and outstanding as of December 31, 2019)	385,189	737,777
Class B units—Diamondback (107,815,152 units issued and outstanding as of December 31, 2020 and as of December 31, 2019)	899	979
Accumulated other comprehensive income (loss)	(123)	(198)
Total Rattler Midstream LP unitholders’ equity	386,864	739,537
Non-controlling interest	793,638	376,928
Non-controlling interest in accumulated other comprehensive income (loss)	(402)	(625)
Total equity	1,180,100	1,115,840
Total liabilities and unitholders’ equity	$1,808,588	$1,636,393

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Revenues—related party	$98,629	$112,612	$379,089	$409,120
Revenues—third party	7,620	8,919	31,124	24,324
Rental income—related party	2,394	1,401	7,495	4,771
Rental income—third party	687	1,891	5,340	7,890
Other real estate income—related party	(12)	114	306	379
Other real estate income—third party	(82)	371	551	1,189
Total revenues	109,236	125,308	423,905	447,673
Costs and expenses:
Direct operating expenses	29,968	29,930	131,393	106,311
Cost of goods sold (exclusive of depreciation and amortization)	11,002	16,604	38,370	62,856
Real estate operating expenses	549	680	2,361	2,643
Depreciation, amortization and accretion	17,527	10,538	53,123	42,336
Impairment	918	—	918	—
General and administrative expenses	4,538	4,986	16,367	12,663
(Gain) loss on disposal of property, plant and equipment	(3,494)	1,528	(729)	1,524
Total costs and expenses	61,008	64,266	241,803	228,333
Income (loss) from operations	48,228	61,042	182,102	219,340
Other income (expense):
Interest income (expense), net	(6,923)	(401)	(17,287)	(1,039)
Income (loss) from equity method investments	29	(5,634)	(9,881)	(6,329)
Total other income (expense), net	(6,894)	(6,035)	(27,168)	(7,368)
Net income (loss) before income taxes	41,334	55,007	154,934	211,972
Provision for (benefit from) income taxes	2,475	3,403	10,229	26,253
Net income (loss)	38,859	51,604	144,705	185,719
Less: Net income (loss) before initial public offering	—	—	—	65,995
Net income (loss) subsequent to initial public offering	38,859	51,604	144,705	119,724
Less: Net income (loss) attributable to non-controlling interest	29,239	39,136	110,014	90,922
Net income (loss) attributable to Rattler Midstream LP	$9,620	$12,468	$34,691	$28,802
Net income (loss) attributable to limited partners per common unit:
Basic	$0.21	$0.27	$0.74	$0.64
Diluted	$0.21	$0.27	$0.74	$0.64
Weighted average number of limited partner common units outstanding:
Basic	43,448	43,700	43,739	43,622
Diluted	43,448	43,700	43,739	43,622

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended December 31, 2020		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$38,859	$51,604	$144,705	$185,719
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	2,475	3,403	10,229	26,253
Depreciation, amortization and accretion	17,527	10,538	53,123	42,336
Unit-based compensation expense	2,340	2,219	8,895	5,208
Impairment	918	—	918	—
(Income) loss from equity method investments	(29)	5,634	9,881	6,329
Other	(2,991)	1,528	241	1,524
Changes in operating assets and liabilities:
Accounts receivable—related party	(8,826)	(19,735)	(7,177)	(65,032)
Accounts payable, accrued liabilities and taxes payable	2,625	3,508	2,742	34,299
Other	(373)	(4,370)	6,342	(18,443)
Net cash provided by (used in) operating activities	52,525	54,329	229,899	218,193
Cash flows from investing activities:
Additions to property, plant and equipment	(11,831)	(54,242)	(136,820)	(241,786)
Contributions to equity method investments	(12,748)	(260,460)	(102,499)	(336,601)
Distributions from equity method investments	12,277	—	39,767	—
Proceeds from the sale of fixed assets	18,701	—	18,743	18
Net cash provided by (used in) investing activities	6,399	(314,702)	(180,809)	(578,369)
Cash flows from financing activities:
Proceeds from Note Offering	—	—	500,000	—
Proceeds from borrowings from credit facility	32,000	351,000	211,000	463,000
Payments on credit facility	(38,000)	(30,000)	(556,000)	(39,000)
Debt issuance costs	(9)	(381)	(10,023)	(4,310)
Net proceeds from initial public offering—public	—	1	—	719,377
Repurchased units as part of unit buyback	(14,741)	—	(14,741)	—
Distribution to public	(8,802)	(14,858)	(46,906)	(14,858)
Distribution to Diamondback	(21,582)	(36,678)	(115,442)	(763,191)
Other	(439)	(772)	(3,684)	1,227
Net cash provided by (used in) financing activities	(51,573)	268,312	(35,796)	362,245
Net increase (decrease) in cash	7,351	7,939	13,294	2,069
Cash at beginning of period	16,576	2,694	10,633	8,564
Cash at end of period	$23,927	$10,633	$23,927	$10,633

Supplemental disclosure of cash flow information:
Interest paid	$612	$1,932	$7,381	$2,707
Supplemental disclosure of non-cash financing activity:
Contributions from Diamondback	$—	$—	$—	$456,055
Supplemental disclosure of non-cash investing activity:
Increase in long-term assets and inventory due to contributions from Diamondback	$—	$—	$—	$456,055

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of December 31, 2020
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	108	46	154
Natural gas	155	—	155
Produced water	269	248	517
Sourced water	27	74	101
Total	559	368	927
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of December 31, 2020
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	210,000	65,000	275,000	36%
Natural gas compression (Mcf/d)	151,000	—	151,000	60%
Natural gas gathering (Mcf/d)	170,000	—	170,000	54%
Produced water gathering and disposal (Bbl/d)	1,310,000	1,810,000	3,120,000	26%
Sourced water gathering (Bbl/d)	120,000	455,000	575,000	44%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(throughput)(a)	2020	2019	2020	2019
Crude oil gathering (Bbl/d)	88,634	98,725	92,056	85,164
Natural gas gathering (MMBtu/d)	141,140	104,169	121,637	85,283
Produced water gathering and disposal (Bbl/d)	810,493	894,693	821,543	806,078
Sourced water gathering (Bbl/d)	287,255	478,232	253,907	415,939
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash general and administrative expense and other non-cash transactions. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted Net Income and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of Net Income and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$38,859	$51,604	$144,705	$185,719
Interest expense, net of amount capitalized	6,923	401	17,287	1,039
Depreciation, amortization and accretion	17,527	10,538	53,123	42,336
Depreciation and interest expense related to equity method investments	12,116	1,287	32,456	2,641
Impairments and abandonments related to equity method investments	28	—	16,543	—
Non-cash general and administrative	2,762	2,219	9,317	5,208
Other non-cash transactions	(3,047)	1,528	189	1,528
Provision for income taxes	2,475	3,403	10,229	26,253
Adjusted EBITDA	77,643	70,980	283,849	264,724
Less: Adjusted EBITDA prior to the IPO	—	—	—	100,743
Adjusted EBITDA subsequent to the IPO	77,643	70,980	283,849	163,981
Less: Adjusted EBITDA attributable to non-controlling interest	55,411	50,508	201,994	116,685
Adjusted EBITDA attributable to Rattler Midstream LP	$22,232	$20,472	$81,855	$47,296

Adjusted net income is a supplemental non-GAAP financial measure equal to net income adjusted for impairments and abandonments related to equity method investments and related income tax adjustments. Management believes adjusted net income is useful because the measure provides useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. The Company's computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

Rattler Midstream LP
Adjusted Net Income
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Reconciliation of Net Income to Adjusted Net Income:
Net income	$38,859	$144,705
Impairments and abandonments related to equity method investments	28	16,543
Adjusted income excluding above items	38,887	161,248
Income tax adjustment for above items	(2)	(1,132)
Adjusted net income(1)	38,885	160,116
Less: Adjusted net income attributable to non-controlling interest	29,259	121,763
Adjusted net income attributable to Rattler Midstream LP	$9,626	$38,353

Adjusted net income attributable to limited partners per common unit	$0.22	$0.83
(1) Adjusted net income was equal to net income for the three months and year ended December 31, 2019.

Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.